UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52898	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (720) 390-3880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 11, 2021, urban-gro, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (the “Underwriter”), relating to the Company’s underwritten public offering (the “Offering”) of its common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to sell 5,400,000 shares of Common Stock to the Underwriter at a public offering price of $10.00 per share (the “Offering Price”), and granted the Underwriter a 45-day over-allotment option to purchase up to 810,000 additional shares of Common Stock, equivalent to 15% of the shares of Common Stock sold in the Offering (the “Option”), pursuant to the Company’s registration statement on Form S-1 (File Nos. 333-250120 and 333-253011) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make because of any of those liabilities. In exchange for the Underwriter’s services, the Company agreed to (i) sell the Common Stock to the Underwriter at a purchase price of $9.36 per share, and (ii) issue the Underwriter (or its designees) warrants to purchase shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in the Offering (the “Warrants”).

The Offering closed on February 17, 2021, and the Company sold 6,210,000 shares of Common Stock to the Underwriter for total gross proceeds of $62.1 million, which includes 810,000 shares sold upon the full exercise of the Option. After deducting the underwriting commissions, discounts, and offering expenses, the Company received net proceeds of approximately $57.8 million.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwriter’s Warrants

On February 17, 2021, pursuant to the Underwriting Agreement, the Company issued the Warrants to purchase up to an aggregate of 310,500 shares of Common Stock. The Warrants may be exercised beginning on August 11, 2021 until February 11, 2026. The initial exercise price of each Warrant is $12.50 per share, which represents 125% of the Offering Price.

The foregoing summary of the Warrants is qualified in its entirety by reference to the full text of the form of Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 11, 2021 and February 17, 2021, the Company issued press releases announcing the pricing of the Offering and the closing of the Offering, respectively. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 11, 2021, between the Company and ThinkEquity, a division of Fordham Financial Management, Inc.
4.1	Form of Underwriter’s Warrant
99.1	Press release dated February 11, 2021
99.2	Press release dated February 17, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: February 17, 2021	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer

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